UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☒	Soliciting Material Pursuant to §240.14a‑12

American Renal Associates Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by American Renal Associates Holdings, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: American Renal Associates Holdings, Inc.
Commission File No.: 001-37751

The following is a communication that American Renal Associates Holdings, Inc. (“ARA”) sent to its employees on October 9, 2020 summarizing certain information on how ARA stock options and restricted stock will be treated in connection with the transactions contemplated in that certain Agreement and Plan of Merger, dated as of October 1, 2020, by and among ARA, IRC Superman Midco, LLC and Superman Merger Sub, Inc.:

Impact of Proposed Merger on ARA Stock Options

Description of the Transaction

As you may know, American Renal Associates Holdings, Inc. (“ARA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IRC Superman Midco, LLC (“Parent”), an affiliate of Nautic Partners, LLC,  and Superman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) (the transactions contemplated by the Merger Agreement, the “Transaction”).  The Transaction is expected to close early next year, subject to satisfaction of customary closing conditions.  At the closing of the Transaction (“Closing”), each share of ARA common stock will entitle the holder to receive $11.50 in cash.

Pursuant to the terms of the Merger Agreement, Parent has agreed to certain provisions regarding compensation for ARA employees that continue to be employed by ARA for one year following Closing, including, as may be applicable to each employee, providing salary, wage rate and target bonus opportunity for each continuing ARA employee that are no less favorable in the aggregate than the salary, wage rate and target bonus opportunity provided to each ARA employee immediately prior to the Closing.  In addition, Parent has agreed to assume existing ARA benefit plans and to pay to eligible employees any unpaid annual bonus relating to fiscal year 2020, which will be payable to individual ARA employees on the basis of the applicable ARA bonus plan and in an aggregate amount for all employees that is no less than the amounts accrued by ARA at the time of the Closing.  It should be noted, however, that nothing in the Merger Agreement changes the “at-will” nature of any employment arrangement or guarantees any individual ARA employee continued employment for any period following Closing or prevents Parent from amending or terminating any specific ARA benefit plans, subject to compliance with the agreements described herein.

This communication summarizes the key details regarding how outstanding ARA stock options and restricted stock will be treated in connection with the Transaction. This communication also contains a brief summary of how shares of ARA common stock will be treated in connection with the Transaction, which will be more fully described in the ARA proxy statement (which ARA currently expects to provide to ARA stockholders in November 2020 or soon thereafter).  This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is publicly filed with the Securities and Exchange Commission (the “SEC”).  You should carefully read the ARA proxy statement, when available, in its entirety if you own ARA common stock.

ARA Stock Options

What happens to my ARA stock options at the Closing if they are not exercised?

In general, each of your ARA stock options that are outstanding immediately prior to the Closing will become fully vested and will automatically convert into the right to receive a cash payment, as follows:

•
An amount payable following the Closing calculated by multiplying (1) the number of outstanding ARA stock option(s) held by you immediately prior to the Closing by (2)(a) $11.50 less (b) the per share option exercise price of your option (the “closing merger consideration amount”), subject to applicable tax withholdings.

•	Options that have an exercise price per share of $11.50 or greater (“out-of-the-money” options) will be automatically cancelled as of the Closing for no consideration or payment.

Below is an example of the payments made immediately following the Closing to an employee holding ARA stock option(s):

■	Jane holds a stock option to purchase 1,000 shares of ARA common stock as of immediately prior to the Closing.
■	Assume (i) per share merger consideration is $11.50 per share, (ii) Jane’s exercise price is $5.50 per share, and (iii) Jane’s assumed tax withholding rate is 34.58%.
■	Jane’s cash payment at closing will be $6,000 ($3,925.20 after being reduced for applicable tax withholdings).
(1,000 shares x ($11.50 per share - $5.50 per share)) = $6,000
$6,000 x 0.3458 (tax withholding rate) = $2,074.80
$6,000 - $2,074.80 = $3,925.20

What happens to my ARA restricted stock at the Closing if they are not vested?

In general, each of your ARA restricted stock awards that are outstanding immediately prior to the Closing will become fully vested and will automatically convert into the right to receive a cash payment, as follows:

•
An amount payable following the Closing calculated by multiplying (1) the number of shares subject to each outstanding ARA restricted stock award held by you immediately prior to the Closing by (2) $11.50.

Below is an example of the payments made immediately following the Closing to an employee holding ARA restricted stock awards:

■	John holds an award of 1,000 restricted shares of ARA common stock as of immediately prior to the Closing.
■	Assume (i) the per share merger consideration is $11.50 per share and (ii) John’s assumed tax withholding rate is 34.58%.
■	John’s cash payment at closing will be $11,500 ($7,523.30 after being reduced for applicable tax withholdings).
(1,000 shares x $11.50) = $11,500
$11,500*0.3458 (tax withholding rate) = $3,976.70
$11,500 - $3,976.70 = $7,523.30

What are the U.S. federal tax implications of the consideration I receive for my ARA stock options and restricted stock awards?

In general, you will owe income and employment taxes on the gross cash payments described above when and as these payments are made to you.  These payments generally will be treated as compensation for U.S. federal tax purposes and the tax you pay will be based on your individual tax circumstances (your effective tax rate).

You are encouraged to consult your own tax or financial advisor to assess how the Transaction impacts you.

Can I exercise my ARA stock options prior to the Closing instead?

You may exercise your ARA stock option(s) to the extent the stock options are vested and you pay in cash the full exercise price plus any required tax withholding amounts.  Please note that you will not be able to sell the shares of ARA common stock received upon exercise (or cashlessly exercise) your ARA stock options because we expect a Special Blackout Period to be instituted, as discussed in detail in the Company’s Securities Trading Policy, until Closing. If you exercise your vested ARA stock option(s) prior to the Closing, you will own ARA common stock and will be treated as a stockholder under the terms of the Merger Agreement.  Refer to the brief summary below and the ARA proxy statement, when available, for details regarding the treatment of shares of common stock in the Transaction.

If you decide to exercise any vested ARA stock options prior to the Closing in accordance with, and subject to the terms noted above, such exercise is initiated via your personal account with Merrill Lynch, the administrator of ARA’s equity plans, and will require that you submit a check for the full exercise price plus any required tax withholding amounts, payable to ARA. If you are unsure how to access your account with Merrill Lynch, need exercise assistance or account set up and maintenance, you can call 1-609-818-8894 for further guidance.

For assistance with your ARA common stock holdings via your personal account with Computershare, you can call the Investor Center Helpdesk at 1-800-942-5909.  If you have any general questions about your Investor Center shareholder account, the best number to call is the  shareholder services number at 1-800-962-4284 or, if you are outside the U.S., 781-575-3120.

Do I have to exercise my ARA stock options before the Closing to receive the cash payment described above?

Generally, no.  Except upon a termination of your service with ARA before the Closing (as described in the answer to the next question), you do not need to exercise your ARA stock option(s) to receive the cash payment in the Transaction.  You will automatically be entitled to receive the cash payment(s) for any ARA stock options you hold as of immediately prior to the Closing.

What happens if my service with ARA terminates before the Closing?

Any unvested stock options and unvested restricted stock will generally be forfeited on your termination date without payment, and any vested stock options will remain exercisable through the end of the post-termination exercise period, in each case, in accordance with your applicable award documents.  If that period is set to expire before the Closing, your ARA stock options will no longer be outstanding as of the Closing and you will not be entitled to receive any payments under the Merger Agreement unless you exercise your ARA stock options before the expiration of your applicable post-termination exercise period.

ARA Shares of Common Stock

What happens to my shares of ARA common stock on the Closing of the Transaction?

If you own shares of ARA common stock (including shares you acquired from the exercise of ARA stock options and the vesting of your ARA restricted stock awards), then you will be entitled to receive the same consideration as other holders of shares of ARA common stock upon the completion of the Transaction as described in the ARA proxy statement that will be provided to ARA stockholders.  If you own shares of ARA common stock, you should carefully read the ARA proxy statement in its entirety, when available.

At the Closing, each share of ARA common stock will entitle the holder to receive $11.50 in cash.

If you hold shares of ARA common stock, your right to receive the consideration described above is contingent on you following certain instructions that will be provided to you by a third-party paying agent following the Closing of the Transaction.

What are the U.S. federal tax consequences of the Transaction on my shares of ARA common stock?

If you hold shares of ARA common stock, the tax treatment for the consideration payable in the Transaction is complex, and depends on several factors.  A summary of certain of the U.S. federal tax consequences of the consideration payable for shares of ARA common stock will be described in the ARA proxy statement.

You should consult your own tax or financial advisor to assess how the Transaction impacts you.

Other Questions

What if the Transaction is not completed?

If the Transaction is not completed for any reason, your unexercised ARA stock options and ARA restricted stock will remain outstanding in accordance with their present terms.

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) of American Renal Associates Holdings, Inc., a Delaware corporation (“ARA”), with IRC Superman Midco, LLC, a Delaware limited liability company (“Parent”) and portfolio company of Nautic Partners, LLC, and Superman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 1, 2020, by and among ARA, Parent and Merger Sub (the “Merger Agreement”).

This communication may be deemed solicitation material in respect of the Merger. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, ARA plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. ARA may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by ARA with the SEC. ARA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY ARA WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement and other documents ARA files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. ARA makes available free of charge at www.americanrenal.com (in the “SEC Filings” section under the “Investor Relations” heading), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

ARA and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from ARA’s stockholders in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of ARA’s directors and executive officers in ARA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 16, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on March 20, 2020, including the definitive additional materials filed with the SEC on April 24, 2020. To the extent the holdings of ARA securities by ARA’s directors and executive officers have changed since the amounts set forth in ARA’s proxy statement for its 2020 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and ARA’s website at www.americanrenal.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information, including financial estimates and statements as to, among other things, the expected timing, completion and effects of the proposed merger between ARA and Parent, which may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results may materially differ. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, ARA’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should” and other similar words.

The forward-looking statements contained in this communication, including without limitation statements regarding the anticipated benefits and effects of the anticipated merger of ARA and Parent, are based on assumptions that ARA has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that ARA believes are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and ARA’s future performance or results involve risks and uncertainties, many of which are beyond ARA’s control. Such risks and uncertainties include, among others, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger; the risk that the Merger Agreement may be terminated in circumstances requiring ARA to pay a termination fee; the risk that the Merger disrupts ARA’s current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Merger on the ability of ARA to retain and hire key personnel and maintain relationships with its customers, suppliers, physician partners and others with whom it does business; the effect of the announcement of the Merger on ARA’s operating results and business generally; the amount of costs, fees and expenses related to the Merger; the risk that ARA’s stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against ARA and others; the effect of the ongoing COVID-19 pandemic and responses thereto; the effect of the restatement of ARA’s previously issued financial results and related matters and the related SEC investigation; ARA’s ability to remediate material weaknesses in ARA’s internal control over financial reporting; continuing decline in the number of patients with commercial insurance or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support; decline in commercial payor reimbursement rates; reduction of government-based payor coverage and reimbursement rates or insufficient rate increases or adjustments that do not cover all of ARA’s operating costs; ARA’s ability to successfully develop de novo clinics, acquire existing clinics and attract new nephrologist partners; ARA’s ability to compete effectively in the dialysis services industry; the performance of ARA’s joint venture subsidiaries and their ability to make distributions to ARA; federal or state healthcare laws that could adversely affect ARA; ARA’s ability to comply with all of the complex federal, state and local government regulations that apply to its business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting; heightened federal and state investigations and enforcement efforts; changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in ARA’s business; development of new technologies or government regulation that could decrease the need for dialysis services or decrease ARA’s in-center patient population; ARA’s ability to timely and accurately bill for ARA’s services and meet payor billing requirements; claims and losses relating to malpractice, professional liability and other matters; the sufficiency of ARA’s insurance coverage for those claims and rising insurances costs, and negative publicity or reputational damage arising from such matters; loss of any members of ARA’s senior management; damage to ARA’s reputation or ARA’s brand and ARA’s ability to maintain brand recognition; ARA’s ability to maintain relationships with its medical directors and renew its medical director agreements; shortages of qualified skilled clinical personnel, or higher than normal turnover rates; competition and consolidation in the dialysis services industry; deterioration in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets or the effects of natural or other disasters, public health crises or adverse weather events; the participation of ARA’s physician partners in material strategic and operating decisions and ARA’s ability to favorably resolve any disputes; ARA’s ability to honor obligations under the joint venture operating agreements with its physician partners were they to exercise certain put rights and other rights; unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information; ARA’s ability to meet its obligations and comply with restrictions under its substantial level of indebtedness; and the ability of ARA’s principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control ARA’s corporate decisions. For additional information, please see ARA’s filings with the SEC. Additional factors or events that could cause ARA’s actual performance to differ from these and other forward-looking statements may emerge from time to time, and it is not possible for ARA to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, ARA’s actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. ARA undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law.